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                                                                EXHIBIT 10.6



                           FIFTH AMENDMENT TO THE
                    USML, INC. TAX DEFERRED SAVINGS PLAN


         This Fifth Amendment to the USML, Inc. Tax Deferred Savings Plan and Trust ("Plan") is adopted pursuant to approval by the Board of Directors of Universal Standard Medical Laboratories, Inc. at its August 4, 1997 Board of Directors meeting.


         1. Effective as of the effective time of the change of the name of Universal Standard Medical Laboratories, Inc. to Universal Standard Healthcare, Inc., the name of the Plan is changed to Universal Standard Healthcare, Inc. Tax Deferred Savings Plan, and all Plan references to Universal Standard Medical Laboratories, Inc. or USML are changed to Universal Standard Healthcare, Inc.


         2. Effective August 4, 1997, Section 7.13 of the Plan shall be amended by the addition of the following new paragraph:

                 Notwithstanding the foregoing, as soon as the Employer Stock Fund no longer holds "Qualifying Employer Securities" (as defined in the Act) the Trustee shall no longer be empowered to acquire or hold Qualifying Employer Securities.


         UNIVERSAL STANDARD MEDICAL LABORATORIES, INC. has caused this Fifth Amendment to the Plan to be executed on August 4, 1997.


                                   UNIVERSAL STANDARD MEDICAL
                                   LABORATORIES, INC.



                                   By:   Alan S. Ker
                                      --------------------------------------
                                       Its: Chief Financial Officer
                                           ---------------------------------